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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28594, 33-9549, 2-87202, 2-80712, 33-65244,
33-61063, 333-34525, 333-87071 and 333-87073) of Chemed Corporation of our
report dated February 5, 2001 relating to the financial statements, which appears on page 11 of the 2000 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 5, 2001 relating to the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 28, 2001